As filed with the Securities and Exchange Commission on
            February 2, 2000 Registration Statement Number 333-96019

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  AMENDMENT # 1

                                   TO THE FORM

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CYBUCKS, INC.

                 (Name of Small Business Issuer in its charter)



                       Nevada                                4700                               86-0869244
              (State or Jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
                   organization)                  Classification Code Number)              Identification No.)


           2915 West Charleston Blvd. Suite 7 Las Vegas, Nevada 89102
                                 (702) 383-6520

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              Neil J. Beller, LTD.
          2345 Red Rock Street, Las Vegas, Nevada 89102; (702) 368-7767 (Name, address, and telephone number of agent for service)

           Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act. [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] _________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                         CALCULATION OF REGISTRATION FEE


     ---------------------------- ------------------- ---------------------- --------------------- --------------

                                                        Proposed maximum      Proposed maximum
                                                       offering price per    aggregate offering      Amount of
       Title of each class of       Amount to be             share                  price          registration
     securities to be registered     registered                                                         fee
                                         (1)              (2)
     ---------------------------- ------------------- ---------------------- --------------------- --------------
     ---------------------------- ------------------- ---------------------- --------------------- --------------

        Common stock, $.001           312,500                 $0.32              $100,000.00          $350.00

     ---------------------------- ------------------- ---------------------- --------------------- --------------


                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                                  CYBUCKS, INC.

                                     312,500

                                  Common Stock

                         Offering Price $0.32 per share

Cybucks, Inc., a Nevada corporation ("Company"), is hereby offering up to 312,500 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.32 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for Cybucks, Inc.. All costs incurred in the registration of these shares are being borne by Cybucks. No underwriter or broker/dealer has been retained by Cybucks, Inc. to assist in the sale of the shares. All shares sold will be offered by the Officers and Directors of Cybucks, Inc.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").



                                    Price To           Underwriting
                                   Public (1)          Discounts and        Proceeds to

                                                        Commission           Issuer(2)



          Per Share                  $0.32                  -0-                $0.32

        Total Maximum             $100,000.00               -0-               100,000

        Total Minimum              $35,000.00               -0-              $35,000.00


Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       Subject to Completion, Dated ________________, 2000

(1) A maximum of 312,500 shares may be sold on a "bestefforts" basis. There is no minimum amount of securities being offered. All proceeds from this offering will be available to Cybucks, Inc. for use as soon as the minimum amount of $35,000 is received.

(2) The Net Proceeds to Cybucks, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."


                                Table of Contents


     ====================================================================================== ================

     Prospectus Summary                                                                            9

     Risk Factors                                                                                 12

     Use of Proceeds                                                                              15

     Determination of Offering Price                                                              16

     Dilution                                                                                     16

     Plan of Distribution                                                                         18

     Legal Proceedings                                                                            19

     Directors, Executive Officers, Promoters, and                                                20
          Control Persons

     Security Ownership of Certain Beneficial Owners                                              20
          and Management

     Description of Securities                                                                    21

     Interest of Named Experts and Counsel                                                        22

     Disclosure of Commission Position on Indemnification                                         22
          For Securities Act Liabilities

     Organization Within the Last Five Years                                                      23

     Description of Business                                                                      23

     Management's Discussion and Analysis of Financial                                            26
          Conditions and Results of Operation

     Plan of Operation                                                                            28

     Description of Property                                                                      28

     Certain Relationships and Related Transactions                                               28

     Market for Common Equity and Related Stockholder Matters                                     28

     Executive Compensation                                                                       29

     Financial Statements                                                                         29

     Changes in and Disagreements with Accountants of Accounting Matters                          29


                       INITIAL PUBLIC OFFERING PROSPECTUS

                         312,500 SHARES OF COMMON STOCK

Cybucks, Inc. was formed to provide Internet access via Kiosks to customers at established cafes and coffe houses. We will provide hardware and internet access necessary to turn a cafe into a Cyber Cafe. We will also offer internet classes for the public not familiar with navigating the internet. This is our initial public offering. We anticipate that the initial public offering price will be
 .32 per share. No market currently exists for our shares.

                               PROSPECTUS SUMMARY

Cybucks, Inc. was formed to provide Internet access via Kiosks to customers at established cafes and coffee houses by providing the hardware and infrastructure to do so allowing a coffee house to transform into a Cyber Cafe. The address of Cybucks, Inc. is 2915 West Charleston Avenue, Suite # 7, Las Vegas, NV. 89014. The telephone number is 702 383-6520.


THE OFFERING AND CYBUCKS, INC.'S SECURITIES

                                                     Minimum Sold                           Maximum Sold

Securities Being Offered                                109,375                                312,500

Shares Outstanding Before the Offering                 3,000,000                              3,000,000

Shares Outstanding After the Offering                  3,109,375                              3,312,500

Use of Proceeds

For Working Capital, Purchase Equipment and General and Administrative Expenses.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering.

Shares of Cybucks, Inc. will be offered at $0.32 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $1000.00. If all the Shares offered are sold, the net proceeds to Cybucks, Inc. will be $100,000. See "Use of Proceeds." This balance will be used as working capital for Cybucks, Inc..

Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of Cybucks for the year ended December 31, 1999. The selected financial data has been derived from the audited consolidated financial statements and notes thereto of Cybucks which is included elsewhere in this prospectus.


                             Statement of Operations

                                                                                For the Year Ended          From Inception
                                                                                   December 31             to December 31
            Revenues:                                                           1999           1998              1999
                                                                            --------------------------------------------------

                  Revenues                                                    $
                                                                                          $                $
                                                                             -            -                 -

                        Total Revenues

                                                                             -            -                 -

            Expenses:

                  Consulting Expenses

                                                                              -            -                 3,000
                                                                            ------------------------------ -------------------

                        Total Expenses

                                                                                           -                 3,000
                                                                            ------------------------------ -------------------

                        Net Loss from Operations

                                                                              -            -                 (3,000)

            Provision for Income Taxes:
                 Income Tax Benefit

                                                                             -            -                 450
                                                                            ------------------------------ -------------------

                         Net Income (Loss)                                    $            $                 $
                                                                             -            -                 (2,550)
                                                                            ============================== ===================

            Basic and Diluted Earnings per Common Share                          Nil            Nil                Nil

            Weighted Average number of Common Shares                            3,000,000    3,000,000            3,000,000
                                                                            ============================== ===================
                 used in per share calculations



                        Statement of Stockholders' Equity

                             As of December 31, 1999

                                                             $ 0.001 Par     Paid-In        Accumulated       Stockholders'
                                        Shares                   Value       Capital         Deficit             Equity

                                                                             $
Balance January 1, 1998                3,000,000           $  3,000         -             $      (2,550)           $450


Net Income (Loss)                                                                        -                 -

                                    ---------------       --------------------------------------------------------------------

Balance, December 31, 1998             3,000,000               3,000        -                     (2,550)           450


Net Income (Loss)                                                                        -                 -
                                    ---------------       ----------------  ------------------------------ -------------------

                                       3,000,000           $  3,000          $                  $  (2,550)          450

Balance December 31, 1999


Risk Factors.

An investment in Cybucks, Inc. involved risks due in part to a limited previous financial and operating history of Cybucks, Inc., as well as competition in the internet marketing industry. Also, certain potential conflicts of interest arise due to the relationship of Cybucks, Inc. to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Our operations will be adversely affected if the growth and popularity of coffee decreases.

Our operations would be adversely affected if the growth and popularity of coffee decreases. Cybucks is dependent upon the continuing popularity of gourmet coffee. If the popularity of gourmet coffee decreases Cybucks will suffer significant consequences and may not be able to start operations or ever receive any revenues. As a result you could lose your entire investment.

Limited experience of management

The management has limited experience in relation to the internet and computer industry. There is no guarantee that management will have the ability to be successful in starting and managing an onging business. Because of the lack of experience of management there is a possibility you may lose your entire investment.

Blue sky considerations

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. Investors should consider any potential secondary market for the Company's securities to be a limited one.

Dependence on the internet/marketing industries

The business of Cybucks, Inc. is influenced by the rate of use and expansion in the internet/marketing industries. Although this industry has been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may have and adverse effect on the revenues of Cybucks Inc. If the popularity combined with the use of the internet declines Cybucks, Inc. may never be able to start operations or receive any revenues.

Influence of other external factors

Cybucks, Inc is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by Cybucks, Inc. will result in commercially profitable business. The marketability will be affected by numerous factors beyond the control of Cybucks, Inc. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending particularly pertaining to the purchase of gourmet coffee and paying for internet usage somewhere other than their primary internet access. Factors which leave less money in the hands of potential clients of Cybucks, Inc. will likely have an adverse effect. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Cybucks, Inc. not receiving an adequate return on invested capital and not generate any revenues therefore causing the possibility of you losing your entire investment.

Competition

Our operations would be materially affected if we are unable to compete with larger companies that have significant operations and revenues to fund operations. Larger companies have a competitive advantage because of the ability to advertise, purchase equipment and hire personnel needed to conduct operations. The only existing cyber cafe in Las Vegas is

Our limited operating history makes evaluating our business difficult

We have a very limited operating history upon which you can evaluate our operations and future prospects. Our company has had very limited operations and has had no revenues to date. There is a possibility that you could lose your entire investment because of this fact.

Reliance on management

Cybucks, Inc.'s success is dependent upon the hiring of key administrative personnel employpersonnel. None of the officers or directors, or any of the other key personnel, has any employment or non- competition agreement with Cybucks, Inc. Therefore, there can be no assurance that these personnel will remain employed by Cybucks, Inc.. Should any of these individuals cease to be affiliated with Cybucks, Inc. for any reason before qualified replacements could be found, there could be material adverse effects on the business and prospects of Cybucks, Inc. In addition, management has limited experience is managing companies in the same business as Cybucks, Inc. Mr. Terranova and Mr. Hall are the only employees of Cybucks, Inc. All decisions with respect to the management of Cybucks, Inc. will be made exclusively by the officers and directors of Cybucks, Inc. Investors will only have rights associated with minority ownership interest rights to make decision which effect Cybucks, Inc. The success of Cybucks, Inc., to a large extent, will depend on the quality of the directors and officers. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of Cybucks, Inc. to the officers and directors. At this time Cybucks does not have key man life insurance. The operations of Cybucks would be adversely affected if a catastrophic event were to occur in relation to key personnel of RonTerranova and David Hall.

Our independent auditor has expressed doubts about our ability to continue as a going concern.

We are a Development Stage Company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Our plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Notes to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of proceeds not specific

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of diversification

The size of Cybucks, Inc. makes it unlikely that Cybucks, Inc. will be able to commit its funds to diversify the business until it has a proven track record, and Cybucks, Inc. may not be able to achieve the same level of diversification as larger entities engaged in this type of business. There is a possibility that you may lose all of your investment because Cybucks, Inc. has only one main focus for bussiness.

Non cumulative voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of Cybucks, Inc., and the minority shareholders will not be able to elect a representative to the board of directors Cybucks, Inc.

Absence of cash dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the business of Cybucks, Inc.. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Cybucks, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of interest

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of Cybucks, Inc. As a result, certain conflicts of interest may exist between Cybucks, Inc. and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Cybucks, Inc. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Cybucks, Inc., any proposed investments for its evaluation.

Investment valuation determined by the board of directors

Cybucks, Inc.'s Board of Directors is responsible for valuation of the its investments. There are a wide range of values which are reasonable for an investment for the services of Cybucks, Inc. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Board of Directors Cybucks, Inc. will serve as the valuation committee, responsible for valuing each of the investments of Cybucks, Inc.. In connection with any future distributions Cybucks, Inc. may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional financing may be required

Even if all of the 312,500 Shares offered to the public are sold, the funds available to Cybucks, Inc. may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by Cybucks, Inc. for expansion; and, if not available, Cybucks, Inc. may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for Cybucks, Inc. to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in Cybucks, Inc. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. Cybucks, Inc. does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by affiliates

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No assurance shares will be sold

The 312,500 Shares being offered to the public are to be offered directly by the officers and directors of Cybucks, Inc., and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary offering price

The offering price of the Shares bears no relation to book value, assets or earnings. They have been arbitrarily determined by the officers of Cybucks, Inc.. There can be no assurance that the Shares will maintain values commensurate with the offering price.

See "Determination of Offering Price."

Forward-looking statements.

This Prospectus  contains  "forward  looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933, , and Section 21E of the Securities Act of 1934, , and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, Cybucks, Inc.'s business strategies, continued growth in Cybucks, Inc.'s markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Cybucks, Inc.'s control. Cybucks, Inc. cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward- looking statements attributable to Cybucks, Inc. or persons acting on its behalf are expressly qualified in their entirety by this section.

"Direct participation" offering

The Shares are offered by Cybucks, Inc. on a "direct participation" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. A minimum offering of $35,000.00 or 109,375 shares is in place. There is no escrow agreement in place because of a minimum offering amount, therefore Cybucks will have access to funds as soon as the minimum amount has been received. In the event that the minimum offering amount is not subscribed within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days. If after the extended 120 days the minimum offering amount has not been subscribed all investors will be refunded their entire investment in addition to any interest that has accrued.

Shares eligible for future sale

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of Cybucks, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                 USE OF PROCEEDS

Following the issuance of a minimum of 109,375 Shares or a maximum of 312,500 shares of the common stock offered for sale by Cybucks, Inc. to the public, this will represent gross proceeds to Cybucks, Inc. of approximately $20,500 minimum and $85,500 maximum after expenses form the offering have been deducted. These proceeds, less the expenses of the offering, will be used to provide working capital for Cybucks, Inc that will include obtaining office space, purchasing additional equipment and obtaining any required materials needed for installation of equipment that will be used on the prospective clients site. Additional equipment includes routers, category 5 cable and a server.

Additionally,

If Cybucks, Inc. does not meet the minimum offering amount within the initial 120 days or the additional 120 days there is a possiblility that no proceeds may be realized from this offering.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum amounts):





           ------------------------------- ------------------ ---------------- ----------------- ----------------
                             Minimum Amount Maximum

                  Use of Proceeds                                 Percent           Amount           Percent
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Transfer Agent Fee                   $1,000             2.85%            $1,000            .01%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Printing Costs                       $1,000             2.85%            $1000             .01%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Legal Fees                           $10,000           28.57%           $10,000             10%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Web Site Development                 $10,000           28.57%           $10,000             10%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Accounting Fees                      $2,500             7.14%            $2,500            2.5%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Working Capital                      $20,500             30%            $85,500            85.5%
           ------------------------------- ------------------ ---------------- ----------------- ----------------
           ------------------------------- ------------------ ---------------- ----------------- ----------------

           Total                                $35,000            100%              100%             100%
           ------------------------------- ------------------ ---------------- ----------------- ----------------


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Each person desiring to be issued Shares, either as a conversion of a debenture, or an exercise of a warrant, must complete, execute, acknowledge, and delivered to Cybucks, Inc. certain documents, By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in Cybucks, Inc. and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.

Opportunity to Make Inquiries.

Cybucks, Inc.will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Cybucks, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Cybucks, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Cybucks, Inc is only offering securities for sale in the states of Nevad, Florida and Michigan. Florida purchasers have the right to a return of any funds dispersed within three days after purchase in accordance with Florida Securities Law.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to Cybucks, Inc. a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Cybucks, Inc. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be considered, a shareholder of Cybucks, Inc

Promptly upon receipt of subscription documents by Cybucks, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Cybucks, Inc. Cybucks, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Cybucks, Inc., or such other reasons other as Cybucks, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The  offering  price is not based upon  Cybucks,  Inc.'s net worth,  total asset
value,  or  any  other   objective   measure  of  value  based  upon  accounting
measurements and has been arbitrarily determined by the Board of Directors.

                                    DILUTION

Our net tangible book value as of December 31, 1999 was $450.00 or .00015 per share. Our net Tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of tangible assets and dividing by the amount of shares outstanding before the offering.

The adjusted pro forma book net tangible book value after this offering will be $0.025 based on an assumed initial public offering price of $0.32 per share. Therefore, purchasers of shares of common stock in this offering will will realize immediate dilution of $0.0248 cents per share or over 93% of their investment. The following table illustrates diliution:




Assumed initial public offering price per share.............................................         $0.32


Net tangible book value per share as of December 31, 1999............................                $0.00015


Increase in net tangible book value per share attributable to new investors............              $0.0248


Pro forma net tangible book value per share after this offering..........................            $0.025


Dilution per share to new investors.........................................................         $0.311


The following table presents the following data as of December 31, 1999 and assumes an offering price of $0.32 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.




                                             Shares of

                                              Common               Consideration             Average Price
                                               Stock                                           Per Share
                             Acquired Amount Percent

Existing shareholders....................                  3,000,000       $3,000            .03%             $.001

New Investors............................                    312,500       $100,000            97%             $.32

Totals......................................               3,312,500       103,000            100%              100%



                              PLAN OF DISTRIBUTION

The shares of common stock covered by this Offering are being offered directly by us. Our officers and directors who will act on our behalf in connection will be Ron Terranova, President and Secretary. David Hall, CFO and Treasurer. We have not employed the services of an underwriter to market the shares.

We will market the shares to individuals generally known to Cybucks, Inc. primarily in the state of Nevada. A prospective subscriber will receive by mail a effective SB-2 and will be contacted by telephone or in person after the prospective investor has had the opportunity to review the prospectus.

Cybucks, Inc. namely its officers and directors will offer a minimum of 109,375 and a maximum of 312,500 Shares of its common stock, par value $.001 per Share to the public on a "direct participation" basis. The minimum purchase required of an investor is $1,000.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to Cybucks, Inc. will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Cybucks, Inc., or any of its principals, to any person or firm in connection with solicitation of sales of the offering; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). These securities are offered by Cybucks, Inc. subject to prior sale and to approval of certain legal matters by counsel.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to Cybucks, Inc. a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Cybucks, Inc. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be deemed, a shareholder of Cybucks, Inc

Promptly upon receipt of subscription documents by Cybucks, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Cybucks, Inc. Cybucks, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Cybucks, Inc., or such other reasons other as Cybucks, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

         Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

         If, at some time, Cybucks, Inc. meets the requirements of the OTC Bulletin Board Market it will apply for listing thereon. If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's common stock in accordance with Rule 103 of Regulation M.

         In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

          In addition and without limiting the foregoing, the selling securityholders would be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

         Cybucks will pay all of the expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if Cybucks ever qualifies or expresses an interest to be listed on the OTC Bulletin Board.

         In addition and without limiting the foregoing, the subscribing securityholders would be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in the attempted sale of the their shares during the effectiveness of this prospectus if a trading market ever develops.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Cybucks, Inc. or its competitors, variations in Cybucks, Inc.'s results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. Cybucks, Inc.'s shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell Cybucks, Inc.'s Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for Cybucks, Inc.'s Shares.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS

                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Cybucks, Inc. are set forth below. There are no other persons which can be classified as a controlling person of Cybucks, Inc..

Ron Terranova, Age 37
President, Secretary

Ron studied computer science at Bridgewater State University in the early 1980 and moved to Las Vegas, Nevada, in 1984. While his career has alternated between the entertainment industry (as a stand-up comic and actor) and the technology industry, his most recent endeavor, Info Access Computer Consulting Services, has been his primary focus since 1994.

Under Mr. Terranova's sole direction, Info Access has become a prominent presence in the computer service industry in the Las Vegas Valley, attracting clients like the Desert Inn and MGM hotels. Mr. Terranova provides computer support in the areas of LANs, such as Windows 98 and Windows NT, software and database development using Microsoft Access and Visual Basic, consulting services, on - site troubleshooting and service, and digital video/multimedia presentation. Mr Terranova also provides web design and other computer related consulting.

David Hall, CPA
Treasurer, Director

In December, 1994, Mr. Hall graduated with honors from the Masters of Accountancy program at Southern Utah University in Cedar City, Utah, and became a licensed CPA in the State of Nevada in January, 1997.

As the tax principal for L.L. Bradford & Co., Mr. Hall provides extensive tax consulting and planning services, as well as personnel management. His expertise is in entity set-up and structuring, portfolio management, business evaluation and business and individual tax planning.

Prior to that, Dave worked as a senior accountant for Layton, Layton & Tobler, LLP. from 1995 to 1997, providing income tax consulting and financial planning. These tasks were performed for a variety of clients who operated businesses in several different industries. His experience included, but was not limited to, construction, financial institutions, health and welfare trusts, and many professional service organizations.

Lance Bradford, CPA
Director

Lance Bradford is the managing partner for L.L. Bradford & Company, which he founded in 1991. Previously, Mr. Bradford's experience was with Ernst & Young in the Reno/Sacramento area.

Mr. Bradford serves as a director for Sunderland Corp. a publicly traded mortgage company trading on the OTCBB under the symbol DLMA and several non-profit organizations.

He received a B.S. in B.A. from the University of Nevada, Reno and is a Certified Public Accountant licensed in the State of Nevada.

He is a member of the Nevada Society of Certified Public Accountants and American Institute of Certified Public Accountants.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1999, the outstanding Shares of common stock of Cybucks, Inc. owned of record or beneficially by each person who owned of record, or was known by Cybucks, Inc. to own beneficially, more than 5% of Cybucks, Inc.'s Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group:



---------------- ------------------------------------------ ---------------------- ---------------- -------------------
Title of Class               Name and Address               Amount and Nature of     Percent of      Percent of Class
                            of Beneficial Owner               Beneficial Owner      Class before      After Offering
                                                                                      Offering

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                                  Ron Terranova

Common                         9657 Odda Way                      1,500,000              50%              48.2%
                               Las Vegas, NV 89117

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                                  Troy Mochoruk

Common                         Pioneer Drive                      1,500,000              50%              48.2%
                             Las Vegas, Nevada 89117

---------------- ------------------------------------------ ---------------------- ---------------- -------------------
---------------- ------------------------------------------ ---------------------- ---------------- -------------------
                  Officers and Directors owned as a Group
Common                                                             3,000,000            100%              96.4%

---------------- ------------------------------------------ ---------------------- ---------------- -------------------


All shares were issued at inception of the corporation 04-15-97 for initial consulting. Mr. Mochoruk was issued 500 shares for initial investment banking consulting. Mr. Terranova was issued shares for intial technical consulting.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Cybucks, Inc.; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of Cybucks, Inc.; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Cybucks, Inc., attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Cybucks, Inc. do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Cybucks, Inc.'s directors.

Dividends.

Cybucks, Inc. does not currently intend to pay cash dividends. Cybucks, Inc.'s proposed dividend policy is to make distributions of its revenues to its stockholders when Cybucks, Inc.'s Board of Directors deems such distributions appropriate. Because Cybucks, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Cybucks, Inc..

A distribution of revenues will be made only when, in the judgment of Cybucks, Inc.'s Board of Directors, it is in the best interest of Cybucks, Inc.'s stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 109,375 is sold, Cybucks, Inc.'s authorized but unissued capital stock will consist of 96,890,625 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Cybucks, Inc. by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company intends to engage the services of Nevada Agency and Trust, Reno, Nevada, to act as transfer agent and registrar. Nevada Agency and Trust will be responsible for printing, distributing all stock certificates as well as maintaining a ledger of all shareholders containing names and addresses.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                                   THE COMPANY

History and Organization

Cybucks, Inc., formerly known as Tel-Vest, Inc., (the "Company") was organized as a Nevada corporation in April of 1997. In December 1999, the name was changed to Cybucks, Inc. As a result of the reorganization, Mr. Marurice O Bannon, President of Tel-Vest, Inc., resigned, and the Board of Directors elected Mr. Ron Terranova as President, Chairman, and Secretary. Mr. Terranova had been acting as a consultant to Tel-Vest, Inc. since its inception. As of this date, Tel-Vest, Inc., had not been a successful operation and had not been able to move forward with a plan of business. There has been no revenues and minimal operations as of this date. As of December 10, 1999, a forward split of 3000 to 1 was placed into effect. Its principal office is currently located at 2915 West Charleston Boulevard, Suite 7, Las Vegas, Nevada, 89102. The telephone number is
(702) 383-6520.

Tel-Vest, Inc. from inception to December 1999 was a development stage company attempting to obtain financing for a computer supply business that would refurbish used computers as well as supply components to end users in need of repairs or seeking upgrades. The then current management was unable to attract any investors and therefore could not purchase equipment, hire needed personnel, or purchase proper facilities to conduct operations.

Mr. Terranova had provided initial minor consulting and agreed with the management of Tel-Vest to take over as President, Secretary and Chairman and changed the plan of business at that time. In December 1999 the management of Tel-Vest, Inc. abandoned their operations.

At inception the Tel-Vest, Inc. paid Mr. Terranova 500 shares for supplying initial consulting concerning the computer industry and advice concerning the anticipated plan of business. Tel-Vest, Inc also paid the other beneficial shareholder Mr. Mochoruk 500 shares for providing general business consulting concerning what type of corporation to form and ideas of how to raise capital. Tel-Vest then attempted to complete a business plan and started searching for funding sources that would allow them to commence operations. Throughout the remainder of 1997 to December 1999 the management of Tel-Vest attempted to locate funding. During the search for funding there were no revenues or expenses primarily because there were no operations. Tel-Vest management was unsuccessful in securing financing mainly due to the lack of experience of management. As a result of managements inability to commence operations in December, 1999 Mr. Terranova became the President, changed the name of the company to Cybucks, Inc, and immediately commenced preparation for the filing of a registration statement. Additionally David Hall, Chief Financial Officer/Treasurer joined Cybucks, Inc. in December, 1999.

The new plan of business is to offer high speed internet access in partnership with popular coffee houses in locations throughout Las Vegas with hopes of expanding to other major metropolitan areas in the future.

                             DESCRIPTION OF BUSINESS

Cybucks, Inc. was formed to provide Internet access via Kiosks to customers at established cafes. It is our plan to work with successful coffee houses and restaurants in Las Vegas, Cybucks will provide the hardware and Internet access necessary to turn an ordinary restaurant into a veritable "Cyber Cafe." Cybucks believes it is the answer to an increasing demand. The public wants: (1) access to the methods of communication and volumes of information now available on the Internet, and (2) access at a cost they can afford and in such a way that they aren't socially, economically, or politically isolated. Cybuck's goal is to provide the community with a social, educational, entertaining, atmosphere for worldwide communication. As the popularity of the Internet continues to grow at an exponential rate, easy and affordable access to the information superhighway is quickly becoming a necessity of life. Cybucks provides communities with the ability to access the Internet, enjoy a cup of Coffee, and share Internet experiences in a comfortable environment. People of all ages and backgrounds will come to enjoy the unique, upscale, educational, and innovative environment that Cybucks's Internet Kiosks will provide.

Cybucks's plan for initial operations involves obtaining contracts with four (4) established coffee houses in the Las Vegas Valley: preferably, one in Downtown Las Vegas, one between the Strip and Maryland Parkway, one in Henderson/Green Valley, and one near Summerlin/The Lakes. These locations were chosen for the following reasons:

o        Proximity to the downtown business community
o        Proximity to UNLV
o        Proximity to the most populated residential districts
o        Proximity to secondary business districts
o        High visibility across the Las Vegas Valley

All of these qualities are consistent with Cybuck's goal of providing multiple sites of communication and socialization for the Las Vegas community.

Internet Access

Cybucks Internet Kiosks will provide full access to E-mail, WWW, FTP, Usenet and other Internet applications such as Telnet and Gopher. Printing, scanning, and introductory courses to the Internet will also be available to the customer. Cybucks will also provide customers with a unique and innovative environment for enjoying the great coffee, specialty beverages, and bakery items of their favorite cafe.

Cybucks will provide its customers with full access to the Internet and common computer software and hardware. Some of the Internet and computing services available to Cybucks customers are listed below.

|X|       Access to external POP3 e-mail accounts
|X| Customers can sign up for a Cybucks e-mail account. This account will be managed by Cybucks's servers and accessible from computer systems outside the Cubucks network

|X| FTP, Telnet, Gopher, and other popular Internet utilities will be available |X| Access to Netscape or Internet Explorer browser |X| Access to laser and color printing |X| Access to popular software applications like Adobe's Photoshop and Microsoft's Word |X| High-speed Internet access using T1 or Digital Subscriber Lines (DSL).

Educational Internet Classes

Cybucks will also provide its customers with access to introductory Internet and e-mail classes. These classes will be held in the afternoon and late in the evening. By providing these classes, Cybucks will build a client base familiar with its services, thus paving the way for further expansion. The computers, Internet access, and classes wouldn't mean half as much if taken out of the environment Cybucks will offer through the established coffee houses with which it executes contracts. Good coffee, specialty drinks, bakery goods, and a comfortable environment will provide Cybucks Internet Kiosk customers with a home away from home -- a place to enjoy the benefits of computing in a comfortable and well kept environment.

Internet E-Commerce Marketing

According to a survey conducted by Media Metrix the Internet has become the latest, hottest, fastest growing medium for communication and advertising. Current estimates are that the Internet is growing at a rate of 20% percent a month, and that there are currently over 60 million Internet users worldwide. Over 40% of all US households are estimated to now have a PC, with up to 30% of those owners using the Internet on a regular basis. The Internet's pace of growth accelerates each month. It is spreading faster than cable television, VCRs, cellular phones, and fax machines-faster than any telecommunication product in history. Current projections indicate that by the year 2000, 187 million host computers will be connected to an Internet constituting 4.1 million networks dispersed around the globe. Cybucks plans to capitalize and effectively use the ever- growing internet e-commerce to reach to promote its products to the coffee drinking public.

Advertising and E-Commerce.

Cybucks intends to cater to people who want a guided tour on their first spin around the information highway and to experienced users eager to indulge their passion for computers in a social setting. Furthermore, Cybucks will be a magnet for local and traveling professionals who desire to work or check their e-mail messages in a friendly atmosphere. These professionals will either use Cybucks's PCs, or plug their notebooks into Internet connections. Cybucks's target market covers a wide range of ages: from members of Generation X who grew up surrounded by computers, to Baby Boomers who have come to the realization that people today cannot afford to ignore computers.

Market

While there are only a few other cyber cafes established in Las Vegas, Cybucks Internet Kiosks will have a competitive edge due to their comparatively low overhead costs and more technologically advanced hardware. The consistent popularity of coffee, combined with the growing interest in the Internet, bodes well for the success of expansion in this market. Additionally, Las Vegas has proven itself as a market enamoured of technology and should be receptive to Cybucks Internet Kiosks.

Cybucks's customers can be divided into two groups. The first group is familiar with the Internet and desires a progressive and inviting atmosphere where they can get out of their offices or bedrooms and enjoy a great cup of Coffee. The second group is not familiar with the Internet, yet, is just waiting for the right opportunity to enter the online community. Cybucks target market falls anywhere between the ages of 18 and 50. This extremely wide range of ages is due to the fact that both Coffee and the Internet appeal to a variety of people. In addition to these two broad categories, Cybucks target market can be divided into more specific market segments. The majority of these individuals are students and business people. See the Market Analysis table below for more specify.

Coffee Industry Analysis

The retail Coffee industry in Las Vegas experienced rapid growth at the beginning of the decade and is now moving into the mature stage of its life cycle. Many factors contribute to the large demand for good coffee in Las Vegas. The University is a main source of demand for Coffee retailers. Current trends in the Southwest reflect the popularity of fresh, strong, quality coffee and specialty drinks, both hot and cold. Las Vegas is a haven for coffee lovers.

The popularity of the Internet is growing exponentially. Those who are familiar with the information superhighway are well aware of how fun and addicting surfing the Net can be. Those who have not yet experienced the Internet need a convenient, relaxed atmosphere where they can feel comfortable learning about and utilizing the current technologies. Cybucks seeks to provide its customers with affordable Internet access in an innovative and supportive environment.

Due to intense competition, cafe owners must look for ways to differentiate their place of business from others in order to achieve and maintain a competitive advantage. The founder of Cybucks realizes the need for differentiation and strongly believes that combining a cafe with complete Internet service is the key to success and will therefore make Cybucks Internet Kiosks appealing to established coffee houses and cafes

Competition

Currently there are no other cyber cafes in Las Vegas.

As Cybucks grows, more communications systems and additional locations will be added. As the demand for Internet connectivity increases, along with the increase in competition, Cybucks will continue to add new services to keep its customer base coming back for more, such as:

o        Video conferencing
o        Digital video capture and compression
o        Voice recognition software
o        Special deals for Cybucks customers with various online retailers


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Cybucks, Inc., for the year ending December 31, 1999. This information should be read in conjunction with Cybucks, Inc.'s Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Cybucks, Inc. appearing elsewhere in this Prospectus.

OVERVIEW

Cybucks Internet Kiosks, formerly known as Tel-Vest, Inc., changed it's plan of business in December 1999 from computer supply and repair to providing internet access to upscale coffee houses in the Las Vegas area. The change in focus was due mainly because of the abandonment by management of Tel-Vest Inc. the prior plan of business and appointing new management. The newly renamed (Cybucks, Inc.) and new management intends to provide Internet Kiosks in existing coffee houses throughout the Las Vegas Valley. We feel this is an ideal market for expansion, given the enormous popularity of both the Internet and coffee.

Cybucks will provide high-speed Internet access using T-3 or Digital Subscriber Lines. This high speed access will make the Cybucks experience attractive even to those with home modem access to the Internet, since the speed of up-and-downloads is increased 150 times with t-3 and DSL.

Cybucks will also provide classes for those somewhat daunted by the tremendous wealth of cyber-knowledge that is the Internet (i.e., senior citizens).

RESULTS OF OPERATIONS:

Limited operations.

Cybucks, Inc., has only had limited operations and has had no revenues to date since incorporation. In the future Cybucks expects the primary revenue source to be in the form of payment s by users while at selected coffee shops. While at coffee shops users will pay for the use of the internet connection in 15 minute increments. Prospective coffee shops will be attracted to the idea of internet connections because of the possibility of an additional revenue source and the idea of keeping the users in the cofee shops longer.

Capital and Liquidity.

Liquidity  is  a  measure  of  a  company's   ability  to  meet  potential  cash
requirements, including ongoing operations and for general purposes. Cash for operations will be primarily obtained through anticipated cash flows from operations and investors.

Cybucks, Inc. has significant ongoing liquidity needs to support its existing business and initial growth. Cybucks, Inc.'s liquidity will be actively managed on a periodic basis and Cybucks, Inc.'s financial status, including its liquidity, will be reviewed periodically by Cybucks, Inc.'s management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of Cybucks, Inc.

Management believes that cash generated from operations will not be sufficient to provide for its capital requirements for at least the next 12 months if sufficient revenues have not been generated. Cybucks, Inc. may seek additional equity financing in the early part of 2001 through an additional offering of its common stock, and contemplates that this offering, before expenses relating to the offering, will be $100,000 if the maximum amount of shares are sold.

The management of Cybucks, Inc. feels that the minimum amount of the offering of $35,000 and 109,375 shares should be reached within the initial 120 days after the effective date of this registration and will have access to that capital at the time the minimum amount is attained. If the management of Cybucks, Inc. does not reach the minimum amount of this offering within 120 days of the effective date of this registration it has the right to extend the offering for another 120 days. If after the additional 120 days Cybucks, Inc. has not attained the minimum offering amount, all proceeds collected in relation to this offering will be returned to the subscribers within 5 days by certified mail.

During the year ended Decenber 31, 1999, there were no cash flows from operating activities, however, Cybucks hopes to receive revenues in fees customers pay while in use of the internet in a cafe. This type of revenues would be recurring on a monthly once Cybucks has it's brand name established and secures relationships with local coffee houses.

Cybucks, Inc. relies on the personal equipment of the President and does not appear to have sufficient working capital to fulfill it's obligations for the next twelve months. There is a high possibility that Cybucks will not ever begin operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of Cybucks, Inc..

MARKET SUMMARY

The focus and purpose is to create a unique, upscale environment for people of all ages and walks of life to surf the Internet.

Cybucks, is a company dedicated to providing high-speed, affordable Internet access to everyone. Cybucks Internet Kiosks will offer the latest technological advances and reliable connectivity to ensure a pleasurable on line experience. We believe that the Internet will only become increasingly more important in everyday life and seek to blend the high-tech atmosphere of the Web with the relaxed, friendly, social atmosphere of a coffee house.

                                PLAN OF OPERATION

A discussion of Cybucks, Inc.'s plan of operation over the next 12 months in incorporated into the discussion of the Company's business. See "Description of Business."

                             DESCRIPTION OF PROPERTY

Cybucks, Inc. currently owns the following property in connection with its operations:
     (a) Cybucks, Inc. is currently utilizing the personal property and equipment of the President of Cybucks, Inc. consisting of computer equipment and related supplies valued at $9,500.00 Cybucks currently operates out of the private residence of the President, Mr. Terranova. Cybucks, Inc. anticipates purchasing additional equipment with the proceeds of this offering and seeking office space in the Las Vegas areat.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.



                          MARKET FOR COMMON EQUITY AND

                          RELATED STOCKHOLDER MATTERS.


     (a)  Market Information.
         Cybucks, Inc.'s Shares are not traded.

     (b)  Holders of Common Equity.
         As of December 31, 1999, there were 2 shareholders of record of Cybucks, Inc.'s common stock.

     (c)  Dividends.
         Cybucks, Inc. has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Cybucks, Inc.'s earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a) No officer or director of Cybucks, Inc. is receiving any remuneration at this time. The company does not plan to pay compensation to it's officers and directors until which time the company has established revenues.
(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors,or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

 .

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS.

      Set forth below are the audited financial statements for the Company for the period ended March 31, 2000. The following financial statements are attached to this report and filed as a part thereof.

                                  CYBUCKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1999



       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF DECEMBER 31, 1999

       PAGE      3 - STATEMENT OF OPERATIONS FOR THE PERIOD
                     APRIL 22, 1997 (INCEPTION) TO
                     DECEMBER 31, 1999

       PAGE      4 - STATEMENT OF CHANGES IN STOCKHOLDER'S
                     EQUITY FOR THE PERIOD FROM APRIL 22, 1997
                     (INCEPTION) TO DECEMBER 31, 1999

       PAGE      5 - STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                     APRIL 22, 1997 (INCEPTION) TO DECEMBER
                     31, 1999

       PAGES  6 -8 - NOTES TO FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1999

                              INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Cybucks, Inc. (Company) as of December 31, 1999 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the year then ended December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying f inancial statements have been prepared assuming that the company will continue as a going concern. The company has no operations to date and little or no tangible assets. This is further explained in Note 4.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

                                  Clyde Bailey

                           Certified Public Accountant

San Antonio, Texas
January 23, 2000

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                                  Balance Sheet

                             As of December 31, 1999



 ASSETS                                                               $
 Current Assets:                                                      $-
 Total Current Assets                                                 $-

 Fixed Assets

 Office Equipment                              9,500

 Total Other Assets                                                   $9,500
 Total Assets                                                         $9,500

 LIABILITIES                                                          $-
 Current Liabilities                                                  $-
 Total Current Liabilities                                            $-
 Total Liabilities

 STOCKHOLDERS' EQUITY

 Common Stock                                                         $3,000
      100,000,000 authorized shares, par value $.001
      3,000,000 shares issued and outstanding
 Additional Paid in Capital                                           $9,500
 Accumulated Deficit                                                  (3,000)
 Total Equity                                                         $9,500
 Total Liabilities and Equity                                         $5,500
                                                                      =============

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                             Statement of Operations



                                                                   For the Year Ended          From Inception
                                                                      December 31               -December 31

                                                                  1998            1999              1999
  Revenues                                                   $  -             $  -           $  -
  Total Revenues                                                -                -              -
  Consulting Expenses                                                                        $3,000
                                                             ---------------- -------------- -------------------
  Total Expenses                                                                             $3,000
                                                             ---------------- -------------- -------------------
  Net Loss from Operations                                      -                -           ($3,000)
  Income Tax Benefit                                            -                -           $450
  Net Income (Loss)                                          $  -             $  -           ($2,550)
                                                             ================ ============== ===================
  Basic and Diluted Earnings per Common Share                      NIL             NIL              NIL
  Weighted Average number of Common Shares used in per       3,000,000        3,000,000      3,000,000
  share calculations
                                                             ================ ============== ===================

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                             As of December 31, 1999


                                                                 $.001 Par       Paid - in     Accumulated    Stockholders'
                                                   Shares          Value          Capital        Deficit          Equity
Balance January 1, 1998                        3,000,000       $3,000          $  9,500        $(3,000)         $9,500
Net Income (Loss)                                                                                  -              -
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1998                      3,000,000       3,000           $  9,500        $(3,000)          $9,500
Net Income (Loss)                                                                                  -              -
                                               --------------- --------------- -------------- -------------- ----------------
Balance December 31, 1999                      3,000,000       $3,000          $  9,500        $(3,000)          $9,500
                                               =============== =============== ============== ============== ================

                                  Cybucks, Inc.

                        (A Development Stage Enterprise)

                             Statement of Cash Flows


                                                                          For the Year Ended      From Inception to
                                                                              December 31            December 31,
                                                                           1999         1998             1999
Cash Flows from Operating Activities

Net Income (Loss)                                                      $    -        $     -      $     (3,000)
Changes in Operating Assets and Liabilities:
     Deferred Tax Benefit

Total Adjustments                                                                                         (450)
Net Cash Used in Operating Activities                                       -             -             (3,000)
Cash Flows from Investing Activities
     Fixed Assets                                                                                       (9,500)
Net Cash used in Investing Activities                                       -             -             (9,500)
Cash Flows from Financing Activities:
     Common Stock                                                                                        3,000
     Paid in Capital                                                                                     9,500
Net Cash Used in Financing Activities                                                                   12,500
Net Increase in Cash                                                        -             -                -
Cash Balance, Begin Period                                                  -             -                -
Cash Balance, End Period                                               $    -         $   -        $       -
                                                                       ============= ============ ===================

Cybucks, Inc.

                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization

Cybucks, Inc. ("the Company") was incorporated under the laws of the State of Nevada on April 22, 1997 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and with 3,000,000 shares issued and outstanding as of December 31, 1999. On December 13, 1999, the Company filed a Certificate of
Amendment to the Articles of Incorporation with the Nevada Corporation Commission to change the name of the Company from TEL-VEST, Inc. to Cybucks, Inc. and to increase the authorized capital stock to 100,000,000. The Company has been inactive since inception and has no operating revenues or expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Fixed Assets

The Company has no fixed assets at this time.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                 The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                                  Cybucks, Inc.

                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In December of 1999, a forward split of 3,000 to 1 was place into effect reflecting the total outstanding shares of 3,000,000 share of common stock to the principal officers. Accordingly, the accompanying financial statements have been retroactively restated to reflect the 3000-to-1 stock split as if such stock split occurred as of the Company's date of inception.

                                  Cybucks, Inc.

                          Notes to Financial Statements

Note 3  -  Related Parties

The  Organization  has  no  significant   related  party   transactions   and/or
relationships any individuals or entities.

Note 4  -  Going Concern

The company has no operations to date, has no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utitlizing the cash basis of accounting for tax purposes and the accural basis for financial reporting purposes. Deffered taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expenses recorded in the financial statements that is not deductible for tax purposes and differences int he depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:


                                          1999            1998            From
                                                                         Inception

Total Deferred Tax Assets               $     0         $     0         $ 450
Less: Valuation Allowances                  ( 0)            ( 0)         (450)
        Net Deferred Tax Asset                -               -             -
Total Deferred Tax Liabilities                -               -
        Net Deferred Tax Liability            -               -
        Less Current Portion                  -               -

        Long Term Portion               $     -         $     -         $

Note 6 - Subsequent Events

The company is in the process of filing a Form SB2 Registration Statement with the Securities and Exchange Commission. The Form SB2 describes an offering of 312,500 shares of stock at $.32 per share for a total proposed maximum aggregate offering price of $100,000. The funds will be used for expenses and working capital.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

None.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.


         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on January 18, 2000

                           CYBUCKS, Inc.


                           By:/s/ Ron Terranova

                                  Ron Terranova


                        Exhibit Index

3.1       Articles of Incorporation

3.2       Certificate of Amendment of Articles of
          Incorporation Changing Name filed with the
          Nevada Secretary of State on September 30,
          1999)

3.3       Bylaws

5.1       Opinion Re: Legality

11.1      Statement of Computation of Earnings Per Share

13.1      10Q Unaudited for the period 01/01/00 through 03/31/00

23.1      Consent of Counsel

23.2      Consent of Accountant

24.1      Special Power of Attorney

27.1      Financial Data Schedule    See Below

99.1      Subscription Agreement